UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

VELAN CAPITAL, L.P.

ALTIVA MANAGEMENT INC.

BALAJI VENKATARAMAN

VIRINDER NOHRIA

LTE PARTNERS, LLC

LTE MANAGEMENT, LLC

MELKONIAN CAPITAL MANAGEMENT, LLC

RYAN MELKONIAN

TERENCE COOKE

DEEPAK SARPANGAL

GéRARD BER

ERIC ENDE

ANN MACDOUGALL

HEINZ MäUSLI

DAVID MIMS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Velan Capital, L.P., together with the other participants named herein (collectively, the “Participating Stockholders”) have filed a definitive consent statement and accompanying GREEN consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit consents from stockholders of Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for a number of proposals, the ultimate effect of which, if successful, would be to reconstitute the Board of Directors of the Company (the “Board”) through the removal of three current members of the Board and the election of the Participating Stockholders’ five highly qualified nominees.

Item 1: On October 21, 2019, the Participating Stockholders issued the following press release:

Velan Issues Presentation Outlining Nominees’ Comprehensive Strategic Plan to Save Progenics

Plan Highlights Nominees’ Skill Sets and Expertise that Velan Believes Would Lead to Improvements in Company’s Culture, Operational Execution, Financial Standing, Governance, Leadership and Strategy

In Velan’s View, CEO Mark Baker and Current Board Must Be Held Accountable for Abysmal Track Record Including Recently-Announced, Value-Destructive Lantheus Transaction

Strongly Believes Reconstituted Board is Necessary for All Stockholders to Realize Company’s Value Potential

Vote on the GREEN Consent Card TODAY to Save Progenics

ALPHARETTA, Ga. – October 21, 2019 – Velan Capital, L.P. (together with the other members of its group, “Velan” or “we”), one of the largest stockholders of Progenics Pharmaceuticals, Inc. (“Progenics” or the “Company”) (NASDAQ:PGNX), comprised of successful specialty pharmaceutical operators and financial services experts, today released a detailed presentation on Progenics. The presentation outlines the Company’s persistent underperformance and strategic failures and provides our Nominees’ comprehensive strategic plan to address key performance pitfalls, years of neglecting stockholders’ interests and egregious governance issues at the Company.

The complete investor presentation is available at: https://savepgnx.com/api/v1/files/f52430fd-e674-4676-f509-08d75606b3d3

Highlights of the comprehensive plan by Velan’s Nominees include:

•	Identifying a Top-Tier CEO – A reconstituted Board at Progenics would immediately engage an executive search firm to identify a highly-qualified CEO with radiopharmaceutical experience. Velan Nominee David Mims is prepared to serve as interim CEO during this process.

•	Ensuring AZEDRA’s Commercial Success – A key focus of the reconstituted Board would be resolving the manufacturing and supply issues that delayed AZEDRA’s launch in order to regain the trust of physicians and patients and engage in a multi-pronged approach to ensure future commercial uptake.

•	Instilling Operational Experts – Velan’s Nominees have the necessary experience to implement an effective manufacturing process including appropriate backup suppliers.

•	Future Clinical & Product Development Success – Velan’s Nominees would ensure Progenics’ development plans are appropriately structured to maximize commercial potential, minimize time to market, and ensure FDA alignment on appropriate endpoints and trial design.

•	Establishing Prudent Expense & Dilution Management – Velan’s Nominees would ensure Progenics is focused on its core assets to drive stockholder value while prioritizing expenses appropriately. Our Nominees have also received terms from multiple lenders, including one lender willing to lend up to $200 million of non-dilutive product-based financing to Progenics.

•	Holding Management Accountable & Aligning Incentives with Stockholders – The Nominees will focus on establishing goals tied to stock performance and compensation incentives that are aligned with stockholders’ best interests.

•	Management & Culture: Need for New Life at Progenics – Velan believes Progenics has incredible upside under the right CEO’s leadership in conjunction with a reconstituted Board with directors who possess relevant expertise and willingness to work closely with management in a collaborative manner.

•	Investor Clarity & Public Communications – Our Nominees will provide clarity on Progenics’ manufacturing standing, AZEDRA’s launch expectations, planned clinical trial designs, FDA feedback and appropriate financial clarity including analyst calls to generate investor interest and offer insight into upcoming milestones.

Vote on the GREEN Consent Card TODAY to Save Progenics.

 CERTAIN INFORMATION CONCERNING PARTICIPANTS

Velan Capital, L.P., Altiva Management Inc., Balaji Venkataraman, Virinder Nohria, LTE Partners, LLC, LTE Management, LLC, Melkonian Capital Management, LLC, Ryan Melkonian, Terence Cooke, Deepak Sarpangal, Gérard Ber, Eric J. Ende, Ann MacDougall, Heinz Mäusli and David W. Mims (collectively, the “Participants”) have filed a definitive consent statement and accompanying GREEN consent card with the Securities and Exchange Commission (“SEC”) to be used to solicit consents from stockholders of Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for a number of proposals, the ultimate effect of which, if successful, would be to reconstitute the Board of Directors of the Company (the “Board”) through the removal of three current members of the Board and the election of the Participants’ five director nominees.

Stockholders are advised to read the definitive consent statement and any other documents related to the solicitation of consents by the Participants because they contain important information, including additional information relating to the Participants. These materials and other materials filed by the Participants in connection with the solicitation of consents will be available at no charge at the SEC’s website at www.sec.gov. The definitive consent statement and other relevant documents filed by the Participants with the SEC will also be available, without charge, by calling the Participant’s proxy solicitor, Okapi Partners LLC, toll-free at (888) 785-6673 or by requesting copies via email to info@okapipartners.com.

Contacts

Investors:
Deepak Sarpangal
(415) 677-7050
info@velancapital.com

Okapi Partners LLC
Pat McHugh / Jason Alexander
(212) 297-0720
info@okapipartners.com

Media:
Joe Germani / Sarah Braunstein
Sloane & Company
(212) 486-9500
JGermani@sloanepr.com / SBraunstein@sloanepr.com

Item 2: On October 21, 2019, the following material was posted by the Participating Stockholders to www.savePGNX.com:

Item 3: On October 19, 2019, the Participating Stockholders delivered the following note to fellow Progenics stockholders.

Dear Fellow Progenics Stockholder:

In the coming days you will be receiving a letter as well as a GREEN consent card from Velan Capital, L.P., which, together with the other participants, collectively beneficially own approximately 11.7% of the Company’s outstanding shares, making us one of Progenics’ largest stockholders. We are asking for your support to reconstitute the Progenics Board with five highly qualified, independent director Nominees.

Importantly, in order to consent to Velan’s proposals, you MUST sign, date and return the Voting Instruction Form in the postage-paid envelope provided. Please note that there will be no electronic or telephone voting.

Protect your investment by consenting on the GREEN card to reconstitute the Company’s Board of Directors TODAY!

For more information, including copies of Velan’s letters to fellow stockholders, press releases, investor presentation, Consent Statement and other relevant materials, please visit www.savepgnx.com

SHOULD YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING THE GREEN CONSENT CARD, PLEASE CONTACT OKAPI PARTNERS LLC AT (888) 785-6673 OR (212) 297-0720 OR BY EMAIL AT INFO@OKAPIPARTNERS.COM

Thank you for your support,

 Bala Venkataraman

Velan Capital, L.P.